AMENDMENT NO. 5 TO ETF MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 5 TO ETF MASTER SERVICES AGREEMENT (this

“Amendment”) effective as of October 21, 2025, by and among Ultimus Managers Trust, an Ohio business trust (the “Trust”), and Ultimus Fund Solutions, LLC, an Ohio limited liability company (“Ultimus”).

WHEREAS, Ultimus and the Trust are parties to that certain ETF Master Services Agreement dated April 21, 2021, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.
2.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

ULTIMUS MANAGERS TRUST                    ULTIMUS FUND SOLUTIONS, LLC

By: /s/ Todd E. Heim                                             By: /s/ Gary Tenkman

Todd E. Heim                                                         Gary Tenkman

President                                                                Chief Executive Officer

SCHEDULE A

amended as of October 21, 2025

to the

ETF Master Services Agreement

between

Ultimus Managers Trust

and

Ultimus Fund Solutions, LLC

dated April 21, 2021

Fund Portfolio(s)

Q3 All-Season Active Rotation ETF

Q3 All-Season Tactical Advantage ETF

Westwood Salient Enhanced Midstream Income ETF

Westwood Salient Enhanced Energy Income ETF

Westwood LBRTY Global Equity ETF

Westwood LBRTY Emerging Markets Equity ETF

Westwood LBRTY International ETF

Westwood Enhanced Income Opportunity ETF

Westwood Enhanced Multi-Asset Income ETF

Westwood Enhanced Alternative Income ETF